SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                February 17, 2006
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          DELTA PETROLEUM CORPORATION
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             Exact name of Registrant as Specified in its Charter


         Colorado                  0-16203                 84-1060803
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State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                                  Suite 4300
                                370 17th Street
                             Denver, Colorado, 80202
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (303) 293-9133
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             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

     On February 17, 2006, Delta Petroleum Corporation ("Delta") entered into a First Amendment (the "Amendment") to its Agreement and Plan of Merger with Castle Energy Corporation ("Castle"). Pursuant to the Amendment, Delta and Castle have agreed to extend the merger completion date from April 1, 2006 to May 1, 2006. Pursuant to the provisions of the original Agreement and Plan of Merger entered into on November 8, 2005, either Delta or Castle may terminate the merger if it is not completed by the merger completion date without penalty so long as neither party caused the delay. The Amendment also provides that Delta or its designee would be responsible for selling the fractional shares resulting from the merger to create a pool of cash to be paid to Castle shareholders that are entitled to receive a cash payment in lieu of a fractional share. Under the terms of the original Agreement and Plan of Merger, the exchange agent was responsible for selling the fractional shares.



                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  February 22, 2006             By:/s/ Stanley F. Freedman
                                        ------------------------------
                                        Stanley F. Freedman, Executive
                                        Vice President and Secretary